UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 4, 2019

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, ON Semiconductor Corporation and its wholly-owned subsidiary, Semiconductor Components Industries, LLC (collectively, the “Company”), are involved in various legal and administrative disputes relating to patent infringement and/or patent validity with Power Integrations, Inc. (“Power Integrations”). On October 4, 2019, the Company entered into a binding term sheet (the “Term Sheet”) with Power Integrations pursuant to which the parties agreed to withdraw all outstanding legal and administrative disputes. Pursuant to the Term Sheet, the Company agreed to pay Power Integrations $175.0 million in cash. In addition, each party agreed to release the other party from any claims to damages or monetary relief for alleged acts of patent infringement across the various patent infringement litigations and not to file any additional action for legal or equitable relief for a number of years. Neither party granted any licenses to the other. The Company believes that the settlement will likely result in meaningful cost savings due to the elimination of litigation costs.

Pursuant to the Term Sheet, the parties agreed to memorialize the terms of the Term Sheet in a definitive agreement (the “Definitive Agreement”) by no later than October 22, 2019. The foregoing description of the Term Sheet is not complete and is qualified in its entirety by reference to the full text of the Definitive Agreement which is expected to filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Subject to execution of the Definitive Agreement, the Company expects to recognize a one-time charge relating to the settlement with Power Integrations in the quarter ended September 27, 2019, which will adversely impact the Company’s GAAP results of operations, but which is not expected to impact the Company’s non-GAAP results of operations.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the entry into and terms of the Definitive Agreement, expected cost savings as a result of the settlement, and the impact of the settlement on the Company’s GAAP and non-GAAP results of operations. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 20, 2019, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other of the Company’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: October 9, 2019	By:	/s/ Bernard Gutmann
Bernard Gutmann
Executive Vice President, Chief Financial Officer, and Treasurer